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                                                                    EXHIBIT 23.2

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

         We hereby consent to the references to us under captions "Part I, Item 1 and 2. Business and Properties Natural Gas and Oil Reserves" in this Annual Report on Form 10-K of The Houston Exploration Company for the year ended December 31, 1998.



NETHERLAND, SEWELL & ASSOCIATES, INC.
Houston, Texas
March 22, 1999